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                                                                    EXHIBIT 10.4

[SKY BANK LOGO]

Tribeca Lending Corporation
Attn: Joseph Caiazzo
6 Harrison Street
New York, NY 10013

March 24, 2005


Dear Joe,

In regards to Tribeca Lending Corporation, please find attached the information for the Tribeca Lending Corporation's Warehouse Line of Credit. The line is currently approved for $40MM and will be approved to be increased to $60MM on May 1, 2005. This line is in good standing at Sky Bank and will be reviewed again on or before the maturity date of April 30, 2006.

Amount of Commitment: $40,000,000.00

Amount currently in use:  $16,216,775.00 as of 3/24/05

Please feel free to call with further questions.

Sincerely,

Jerry S. Sutherin
Vice President, Specialty Lending Group
Sky Bank